UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 16, 1997

                       SHARED TECHNOLOGIES FAIRCHILD INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

0-17366                                                  87-0424558
(Commission                                           (IRS Employer
File Number)                                         Identification
                                                               No.)

100 Great Meadow Road, Suite 104, Wethersfield,
  Connecticut                                                      06109
(Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (860) 258-2400

                                      N.A.
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     On July 16, 1997, Shared Technologies Fairchild Inc. (the "Company"), Tel-Save Holdings Inc. ("Tel-Save"), and TSHCo, Inc. ("Merger Sub"), a wholly owned subsidiary of Tel-Save, entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement the Company shall be merged (the "Merger") with and into Merger Sub and each common stock holder of the Company shall receive for each share of the Company's common stock $11.25 worth of shares of common stock of Tel-Save based upon the average closing price of Tel-Save common stock for the 15 trading days ending on the third business day prior to the closing of the Merger. Holders of Series C and Series D preferred stock of the Company will receive preferred stock in Tel-Save with substantially identical terms to the series C and D preferred stock of the Company. The Merger is intended to be a tax-free exchange of shares and is expected to qualify for pooling of interests accounting treatment. The Merger is subject to approval of stockholders of both companies and other customary closing conditions.

     In connection with the Merger Agreement, the Company has entered into a Stock Option Agreement with Tel-Save pursuant to which Tel-Save has the option (the "Option") to acquire 3,000,000 shares of common stock of the Company upon the termination of the Merger Agreement under certain circumstances (a "Purchase Event"). The Option expires on the earlier of (a) consummation of the Merger,
(b) January 15, 1998 or (c) the termination of the Merger Agreement other than pursuant to a Purchase Event (as such term is defined in the Stock Option Agreement). In addition, the Company has entered into a Voting Agreement with Daniel Borislow, the Chairman and Chief Executive Officer of Tel-Save, pursuant to which Mr. Borislow has agreed to vote his shares of Tel-Save common stock in favor of the Merger and the Merger Agreement.

     Copies of the Merger Agreement, Stock Option Agreement, Voting Agreement and press release announcing the execution of the Merger Agreement are attached as exhibits to this Form 8-K and are incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

                  (a)      Exhibits

     (1) Agreement and Plan of Merger by and among Shared Technologies Fairchild Inc., Tel-Save Holdings, Inc., and TSHCo, Inc., dated July 16, 1997

     (2) Stock Option Agreement dated July 16, 1997 between the Company and Tel-Save Holdings, Inc.

     (3) Voting Agreement between the Company and Daniel Borislow dated July 16, 1997

     (4) Press Release dated July 17, 1997

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 1997                SHARED TECHNOLOGIES
                                      FAIRCHILD INC.


                                    By:/s/ Kenneth Dorros
                                       Name:  Kenneth Dorros
                                       Title: Senior Vice President,
                                               General Counsel & Secretary

                                  Exhibit Index

Exhibit No.                                               Description

(1) Agreement and Plan of Merger by and among Shared Technologies Fairchild Inc., Tel-Save Holdings, Inc., and TSHCo, Inc., dated July 16, 1997

(2) Stock Option Agreement between Shared Technologies Fairchild Inc. and Tel-Save Holdings, Inc. dated July 16, 1997

(3) Voting Agreement between Shared Technologies Fairchild Inc. and Daniel Borislow dated July 16, 1997

(4)  Press Release dated July 17, 1997